FIRST AMENDMENT TO RIGHTS AGREEMENT


         Amendment dated March 23, 1999 ("Amendment") to the Preferred Shares Rights Agreement ("Agreement"), dated as of February 25, 1998, between Interlink Computer Sciences, Inc., a Delaware corporation (the "Company"), and BankBoston, N.A., a national banking association (the "Rights Agent").

         Pursuant to Section 27 of the Agreement, this Amendment is being executed by the Company and the Rights Agent for the purpose of amending the Agreement as set forth below:

         The Agreement is hereby amended as follows:

         1. Section 1(a) shall be amended by inserting the following at the end of Section 1(a):

         "Notwithstanding the foregoing or any provision to the contrary in this Agreement, none of Sterling Software, Inc. ("Parent"), its Subsidiaries, Affiliates or Associates, including Sterling Software (Southwest), Inc. ("Purchaser"), is, nor shall any of them be deemed to be, an Acquiring Person (as defined in the Agreement) by virtue of their acquisition, or their right to acquire, beneficial ownership of the Common Stock of the Company as a result of their execution of the Agreement and Plan of Merger dated March 23, 1999 among Parent, Purchaser and the Company (the "Merger Agreement"), the execution of the Stockholder Agreements (as defined in the Merger Agreement), the announcement of the Offer (as defined in the Merger Agreement), the consummation of the Offer, the consummation of the Merger (as defined in the Merger Agreement) or any other transaction contemplated by the Merger Agreement or the Stockholder Agreements."

         2. Section 1(l) shall be amended by inserting the following at the end of Section 1(l):

         "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Distribution Date shall not occur by reason of the execution of the Merger Agreement, the execution of the Stockholder Agreements, the announcement of the Offer, the consummation of the Offer, the consummation of the Merger, or any other transaction contemplated by the Merger Agreement or the Stockholder Agreements."

         3. Section 1(gg) shall be amended by inserting the following at the end of Section 1(gg):

         "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Section 13 Event shall not occur by reason of the execution of the Merger Agreement, the execution of the Stockholder Agreements, the announcement of the Offer, the consummation of the Offer, the consummation of the Merger, or any other transaction contemplated by the Merger Agreement or the Stockholder Agreements."


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         4. Section 1(ii) shall be amended by inserting the following at the end of Section 1(ii):

         "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Shares Acquisition Date shall not occur by reason of the execution of the Merger Agreement, the execution of the Stockholder Agreements, the announcement of the Offer, the consummation of the Offer, the consummation of the Merger, or any other transaction contemplated by the Merger Agreement or the Stockholder Agreements."

         5. Section 1(pp) shall be amended by inserting the following at the end of Section 1(pp):

         "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Transaction shall not occur by reason of the execution of the Merger Agreement, the execution of the Stockholder Agreements, the announcement of the Offer, the consummation of the Offer, the consummation of the Merger, or any other transaction contemplated by the Merger Agreement or the Stockholder Agreements."

         6. Section 1(qq) shall be amended by inserting the following at the end of Section 1(qq):

         "Notwithstanding the foregoing or any provision to the contrary in this Agreement, a Triggering Event shall not occur by reason of the execution of the Merger Agreement, the execution of the Stockholder Agreements, the announcement of the Offer, the consummation of the Offer, the consummation of the Merger, or any other transaction contemplated by the Merger Agreement or the Stockholder Agreements."

         7. This Amendment shall be deemed to be entered into under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         8. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         The term "Agreement" as used in the Agreement shall be deemed to refer to the Agreement as amended hereby, and all references to the Agreement shall be deemed to include this Amendment. This Amendment shall be effective as of the date first written above, and except as set forth herein, the Agreement shall remain in full force and effect and otherwise shall be unaffected hereby.







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         Entered into as of the date first written above,

                               INTERLINK COMPUTER SCIENCES, INC.

                               By: /s/ James A. Barth
                                  ----------------------------------------------
                                        James A. Barth, Chief Financial Officer

                               Attest: /s/ David Tauber
                                       -----------------------------------------
                                            David Tauber, General Counsel



                               BANKBOSTON, N.A.
                                   as Rights Agent

                               By: /s/ Geoffrey Anderson
                                   ---------------------------------------------
                                            Authorized Signature

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